Exhibit 10.1

AMENDMENT NO. 3 AND LIMITED WAIVER

TO NOTE AND WARRANT PURCHASE AGREEMENT

This Amendment No. 3 and Limited Waiver to Note and Warrant Purchase Agreement (the "Amendment"), dated as of March 31, 2009 is between AE BIOFUELS, INC., a Nevada corporation (the “Company”) and THIRD EYE CAPITAL CORPORATION, an Ontario corporation, as agent (“Agent”).

RECITALS

A.

The Company, Agent and the Purchasers named therein entered into a certain Note and Warrant Purchase Agreement, dated as of May 16, 2008, as amended by that certain Amendment No. 1 to Note and Warrant Purchase Agreement, dated as of May 28, 2008 between the Company and Agent and as further amended by that certain Amendment No. 2 and Limited Waiver to Note and Warrant Purchase Agreement, dated as of July 23, 2008 between the Company and Agent (as the same may be further amended, restated, supplemented, revised or replaced from time to time, the "Agreement").  Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

B.

The Company has requested and the Agent and Purchasers have agreed to, among other things, extend the maturity date for the Note and waive certain covenant defaults, but only to the extent and subject to the limitations set forth in this Amendment and without prejudice to the rights of Agent or any Purchasers.

AGREEMENT

SECTION 1.

Amendments.  As of the date hereof, the following sections of the Agreement shall be and hereby are amended as follows:

(A)

Recitals Part of Agreement.  The foregoing recitals are hereby incorporated into and made a part of this Agreement, including all defined terms referenced therein.

(B)

Section 4.2 (Payment of Interest).  Section 4.2 of the Agreement is deleted in its entirety and amended by inserting the following in its place:

“4.2

Payment of Principal and Interest.

(i)

Principal.  On each of July 31, 2009, August 31, 2009 and September 30, 2009, the Company shall pay to the holder of the Note principal payments equal to the greater of (i) $50,000 or (ii) twenty-five percent (25.0%) of the Company’s Total Free Cash Flow for the immediately preceding month. Commencing October 31, 2009 and on the last day of each month thereafter until payment in full of the outstanding principal balance of the Note and all accrued and unpaid interest thereon, the Company shall pay to the holder of the Note principal payments equal to the greater of (i) $100,000 or (ii) twenty-five percent (25.0%) of the Company’s Total Free Cash Flow for the immediately preceding month.  “Total Free Cash Flow” shall mean the dollar amount of the

Company’s and its Subsidiaries’ (i) total net earnings before interest, taxes, depreciation and amortization, less (ii) interest payments under the Note, less (iii) budgeted capital expenditures approved by the Agent.

(ii)

Interest.

 The Company shall pay to the holder of the Note accrued interest on the first Business Day of each calendar quarter (each an “Interest Payment Date”), beginning July 1, 2008, at the Interest Rate. On the Maturity Date (defined below) interest on the principal balance of the Note outstanding from the immediately preceding Interest Payment Date through and including the Maturity Date shall be payable at the Interest Rate.  Interest shall accrue on any principal payment due under this Note and, to the extent permitted by applicable law, on any interest that has not been paid on the date on which it is due and payable until such time as payment therefore is actually delivered to the holder of the Note.”

(C)

Section 4.3 (Payment at Maturity).  Section 4.3 of the Agreement is deleted in its entirety and amended by inserting the following in its place:

“4.3

Payment at Maturity.  On December 31, 2009 (the “Maturity Date”), the Company will pay the entire then outstanding principal amount of the Notes together with all accrued and unpaid interest thereon.”

(D)

Section 4.5 (Mandatory Prepayments).  Section 4.5 of the Agreement is deleted in its entirety and amended by inserting the following in its place:

“4.5

Mandatory Prepayments.

(i)

On the Maturity Date, upon a Change of Control or upon the occurrence and during the continuation beyond all applicable grace or cure periods of an Event of Default (as hereinafter defined), the Company shall (a) prepay all of the Notes for an amount equal to the then outstanding principal balance plus all accrued but unpaid interest thereon, and (b) pay in full all of the other obligations owing to Agent and Purchaser under or in connection with this Agreement, which amount shall be calculated on the date of prepayment and be payable in cash on demand in immediately available funds on such date.

(ii)

In addition to and not in limitation of the foregoing, the Company shall within five (5) Business Days following notice thereof from Agent to the Company, arrange for a deficiency guarantee from McAfee Capital LLC in the amount of $1,500,000 (the “Deficiency Guarantee”). The Deficiency Guarantee shall be in addition to the existing McAfee Capital Guaranty, as additional collateral security for the Indebtedness evidenced by the Note, but only to the extent that such Indebtedness is not recovered by the Collateral (excluding the Deficiency Guarantee). The Agent may, in its sole discretion, thereafter agree to release such additional collateral to the extent Agent determines in its sole discretion that the Note is adequately secured based on appraisals of the collateral securing the Note in form and content acceptable to Agent.”

(E)

Section 4.5 (Mandatory Prepayments).  Section 5.6(b) of the Agreement is hereby deleted in its entirety and amended by inserting the following in its place:

“(b)

Stock Market Capitalization.  The Company shall at all times maintain an aggregate dollar market value of all of the Company's outstanding shares of at least the following as of the end of each monthly period below:

Monthly Period	Market Capitalization Amount
as of the end of each month through and including the month ending March 31, 2009	$100,000,000
as of the end of the months ending April 30, 2009 and May 31, 2009	$ 5,000,000
as of the end of the months ending June 30, 2009, July 31, 2009 and September 30, 2009	$ 7,000,000
as of the end of the months ending October 31, 2009, November 30, 2009, and December 31, 2009.	$ 10,000,000

 (F)

Section 5.1 (Financial Statements).  Section 5.1 of the Agreement is hereby amended by inserting the following at the end of Section 5.1:

“Beginning July 1, 2009, The Company will also provide to Agent within fifteen (15) days of the end of each calendar month the Company’s projected cash flow forecast including a written report summarizing all material variances between the Company’s projected cash flow and actual operating results in form and content satisfactory to Agent.”

SECTION 2.

Conditions to Effectiveness.  This Amendment, and the consents and amendments contained herein, shall be effective only upon and subject to satisfaction of the following conditions precedent (the date of satisfaction of all such conditions being referred to herein as the “Effective Date”):

(A)

Agent shall have received and accepted an original of this Amendment duly executed by the parties hereto;

(B)

If the outstanding principal balance of the Note and all accrued and unpaid interest thereon has not already been paid by the Company, Agent shall have received an extension and amendment fee of $250,000 payable on or before May 16, 2009 in cash in immediately available funds, which fee shall be deemed fully earned and nonrefundable on such date. If unpaid by May 16, 2009, the amendment fee will earn interest using the Interest Rate, until paid in full ;

(C)

Agent shall have received an original Patent Security Agreement duly executed by Energy Enzymes, Inc. covering all of Energy Enzyme, Inc.’s right, title and interest in and to the proprietary cellulosic ethanol technology for commercial implementation at the cellulosic ethanol demonstration facility located in 109 South Parkmont, Butte, Montana  59701;

(D)

The Company shall agree to pay on July 1, 2009, in cash in immediately available funds, to Agent an amendment fee equal to $100,000, and all fees, costs and expenses owed to and/or incurred by Agent and its counsel in connection with the Agreement and/or this Amendment, including, without limitation, the costs of appraisals of the real property collateral located in Vermilion County, Illinois and Clay County, Nebraska;

(E)

Agent shall have received duly executed control agreements providing for a security interest in all deposit accounts of the Company (and not its Subsidiaries) in form and content acceptable to Agent;

(F)

Agent shall have received an amendment to the Warrant amending the exercise price of the Warrants based on the volume weighted average trading price of the Common Stock of the Company for the twenty trading days immediately preceding the date of this Amendment. All other terms of the Warrant will remain the same;

(G)

Agent shall have received evidence that such other approvals, opinions, documents, agreements, instruments, certificates, schedules and materials as Agent may reasonably request;

(H)

 (i) the representations and warranties contained herein and in all other Transaction Documents shall be true and correct in all material respects as of the date hereof and as of the date hereof as if then made, except for such representations and warranties limited by their terms to a specific date; (ii) no Event of Default shall be in existence after giving effect to this Amendment; (iii) all proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to Agent; and

(I)

as further consideration of Agent and Purchasers agreeing to the amendments contained in this Amendment, the Company hereby agrees and covenants with Agent as follows:

(i)

from the Effective Date until the Maturity Date, neither the Company nor any of its Subsidiaries shall (a) file a voluntary petition in bankruptcy or file a voluntary petition or file an answer or file any proposal of notice of intent to file a proposal or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or which seeks to stay or has the effect of staying any creditors or for any other relief under Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statutes and all rules and regulations promulgated thereunder (the “Bankruptcy Code”), the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada), as amended and in effect from time to time and the regulations issued from time to time thereunder, or under any other bankruptcy, insolvency, liquidation, winding up, corporate or similar act or law, provincial, state or federal, now or hereafter existing, or consent to, approve of or acquiesce in, any such petition, proposal, action or proceeding; or (b) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property or assets; or (c) make an assignment for the benefit of creditors; in each case without first obtaining the prior written consent of Agent; or

(d) file any plan or arrangement under the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada), as amended and in effect from time to time and the regulations issued from time to time thereunder, or under any other bankruptcy, insolvency, liquidation, winding up, corporate or similar act or law that provides for, or would permit directly or indirectly, the Agent or any Purchaser to be classified with any other creditor of the Company or any of its Subsidiaries for the purposes of any such bankruptcy law or otherwise.

(ii)

in the event of any dissolution, bankruptcy, receivership, winding-up, liquidation, arrangement, reorganization, restructuring or other similar proceedings in respect of the Company or any of its Subsidiaries (whether voluntary or involuntary), any proposal or other proceeding seeking a stay of proceedings, reorganization or compromise of the claims of creditors in respect of the Company or any of its Subsidiaries is commenced under the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada), as amended and in effect from time to time and the regulations issued from time to time thereunder, or under any other bankruptcy, insolvency, liquidation, winding up, corporate or similar act or law, provincial, state or federal, now or hereafter existing, or any distribution of assets of the Company or any of its Subsidiaries is made among its or their creditors in any matter whatsoever (each, an “Insolvency Proceeding”), Agent and each Purchaser shall be treated as an unaffected creditor in such Insolvency Proceeding, which shall provide that any stay of proceedings shall not apply to (a) prevent Agent or any Purchaser from exercising any rights and remedies under the Agreement and other Transaction Documents, including the right to terminate the Agreement and made demand thereunder and from exercising its rights and remedies with respect thereto and all security held in connection therewith; and (b) without limiting clause (a) above, prevent Agent or any Purchaser from applying to the Court for the appointment of a receiver, interim receiver, receiver and manager and/or for the appointment of a trustee in bankruptcy in connection with the enforcement of the charges in favor of Agent or any Purchaser created pursuant to the Agreement and the other Transaction Documents in connection with and for the purpose of payment of the Indebtedness evidenced by the Note and all other obligations owing in connection therewith.

(iii)

in the event of any Insolvency Proceeding in respect of the Company or any of its Subsidiaries, Agent and Purchasers shall have a right of first refusal to provide to the Company and its Subsidiaries debtor-in-possession financing on terms and conditions satisfactory to Agent and Purchasers, in their sole and unfettered discretion.

The Company acknowledges and agrees that the failure to perform, or cause the performance, of the foregoing covenants and agreements will constitute an Event of Default under the Agreement and Agent and Purchasers shall have the right to demand the immediate repayment in full in cash of all outstanding Indebtedness owing to Agent and Purchaser under the Agreement, the Note and the other Transaction Documents.  In consideration of the foregoing and the transactions contemplated by this Amendment, the Company hereby (a) ratifies and confirms all of the obligations and liabilities of the Company owing pursuant to the Agreement and the other Transaction Documents and (b) agrees to pay all costs and expenses of Agent and Purchasers in connection with this Amendment.  Except as expressly set forth herein, (a) the Agreement and the other Transaction Documents remain in full force and effect, (b) this Amendment shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provisions of the Agreement or the other Transaction Documents or to be a waiver of any provision or Event of Default under the Agreement or the other Transaction Documents whether arising before or after the date hereof or as a result of the transactions contemplated hereby (except for the specific waiver referenced above), and (c) this Amendment shall not preclude the future exercise of any right, remedy, power or privilege available to Agent and/or Purchasers whether under the Transaction Documents or otherwise.

SECTION 3.

Limited Waiver.  As of the date hereof, and subject to the conditions precedent in Section 2 above, notwithstanding anything to the contrary in the Agreement or any of the Transaction Documents, Agent and Purchasers agree as follows:

(A)

to hereby waive any breach or violation of the Agreement (and any resulting Event of Default) under or as a result of the Company’s failure to comply with the Current Ratio for the November, 2008 test date due to an actual ratio of 0.80:1.0 for such period which is below the required ratio of 1.10:1.0 for such period, subject to receipt by Agent of a waiver fee of $10,000 in cash;

(B)

to hereby waive any breach or violation of the Agreement (and any resulting Event of Default) under or as a result of the Company’s failure to comply with the Current Ratio for the December, 2008 test date due to an actual ratio of 0.80:1.0 for such period which is below the required ratio of 1.10:1.0 for such period, subject to receipt by Agent of a waiver fee of $10,000 in cash;

(C)

to hereby waive any breach or violation of the Agreement (and any resulting Event of Default) under or as a result of the Company’s failure to comply with the Stock Market Capitalization for the December, 2008 due to an actual capitalization of $32,578,000 which is below the required capitalization of $100,000,000 for such period, subject to receipt by Agent of a waiver fee of $10,000 in cash; and

(4)

to hereby waive any breach or violation of the Agreement (and any resulting Event of Default) under or as a result of the Company’s failure to comply with the Current Ratio under Section 5.6(a) of the Agreement or the Stock Market Capitalization under Section 5.6(b) of the Agreement for any test period after December 31, 2008 through and including July 31, 2009, subject, in each case, to receipt by Agent of a waiver fee payable, at the Company’s option, either (i) in cash in the amount of $10,000 or (ii) in kind in the form of common shares with a value of $20,000, in each case per covenant default per occurrence for any test period violation after December 31, 2008 through and including July 31, 2009.

The parties agree that upon receipt by the Agent of all or any of the foregoing waiver fees, the respective Event of Default shall be waived and any interest rate adjustment or any other charge, fee, expense, liability or obligation of the Company with respect to or arising out of such Event of Default shall also be waived.  Except as expressly provided herein, nothing contained herein shall be construed as a waiver by Agent or Purchasers of any covenant or provision of the Agreement, the other Transaction Documents, this Amendment, or of any other contract or instrument among the Company, any of its Subsidiaries, Purchasers and Agent, and the failure of Agent or Purchasers at any time or times hereafter to require strict performance by the Company or any of its Subsidiaries of any provision thereof shall not waive, affect or diminish any right of Agent or Purchasers to thereafter demand strict compliance therewith.

Agent and Purchasers hereby reserve all rights granted under the Agreement, the Transaction Documents, this Amendment and any other contract or instrument among the Company and/or any of its Subdsidiaries, Purchasers and Agent.

SECTION 4.

Agreement in Full Force and Effect as Amended.  Except as specifically amended, consented and/or waived hereby, the Agreement and other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended.  Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Agreement or any other Transaction Document or any right, power or remedy of Agent or Purchasers, nor constitute a waiver of any provision of the Agreement or any other Transaction Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  This Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to Agent and/or Purchasers whether under the Agreement, the other Transaction Documents, at law or otherwise.  All references to the Agreement shall be deemed to mean the Agreement as modified hereby.  This Amendment shall not constitute a novation or satisfaction and accord of the Agreement and/or other Transaction Documents, but shall constitute an amendment thereof.  The parties hereto agree to be bound by the terms and conditions of the Agreement and Transaction Documents as amended by this Amendment, as though such terms and conditions were set forth herein.  Each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Agreement as amended by this Amendment, and each reference herein or in any other Transaction Document to the “Agreement” shall mean and be a reference to the Agreement as amended and modified by this Amendment.

SECTION 5.

Representations.  The Company hereby represents and warrants to Agent and Purchasers as of the date of this Amendment and as of the date hereof as follows:  (A) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization; (B) the execution, delivery and performance by it of this Amendment and all other Transaction Documents executed and/or delivered in connection herewith are within its powers, have been duly authorized, and do not contravene (i) its articles of organization, operating agreement, or other organizational documents, or (ii) any applicable law; (C) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or any other Transaction Documents executed and/or delivered in connection herewith by or against it; (D) this Amendment and all other Transaction Documents executed and/or delivered in connection herewith have been duly executed and delivered by it; (E) this Amendment and all other Transaction Documents executed and/or delivered in connection herewith constitute its legal, valid and binding obligation enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (F) after giving effect to this Amendment, it is not in default under the Transaction Documents and no Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Amendment; and (G) the representations and warranties contained in the Transaction Documents are true and correct in all material respects as of the date hereof as if then made, except for such representations and warranties limited by their terms to a specific date.

SECTION 6.

Miscellaneous.

(A)

This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  Each party agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.  The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof.  Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(B)

This Amendment may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified orally or by any course of dealing or in any manner other than as provided in the Agreement.  This Amendment shall be considered part of the Agreement and shall be a Transaction Document for all purposes under the Agreement and other Transaction Documents.

(C)

This Amendment, the Agreement and the Transaction Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto.  There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.

(D)

THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE AGREEMENT.

(E)

The Company may not assign, delegate or transfer this Amendment or any of its rights or obligations hereunder.  No rights are intended to be created under this Amendment for the benefit of any third party donee, creditor or incidental beneficiary of the Company or any of its Subsidiaries.  Nothing contained in this Amendment shall be construed as a delegation to Agent or Purchasers of the Company’s or any of its Subsidiaries’ duty of performance, including, without limitation, any duties under any account or contract in which Agent or Purchasers have a security interest or lien.  This Amendment shall be binding upon the Company and its respective successors and assigns.

(F)

All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment and no investigation by Agent or Purchasers shall affect such representations or warranties or the right of Agent or Purchasers to rely upon them.

(G)

THE COMPANY HEREBY ACKNOWLEDGES THAT THE COMPANY’S PAYMENT OBLIGATIONS ARE ABSOLUTE AND UNCONDITIONAL WITHOUT ANY RIGHT OF RECISSION, SETOFF, COUNTERCLAIM, DEFENSE, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR ANY PURCHASER.  THE COMPANY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT AND EACH PURCHASER AND THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE COMPANY MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR OTHER TRANSACTION DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

This Amendment is executed as of the date stated at the beginning of this Amendment.

Agent:

Third Eye Capital Corporation

By:	/s/ Arif N. Bhalwani
Its:	Managing Director

Company:

AE Biofuels, Inc.

By:	/s/ Eric A. McAfee
Its:	Chairman and CEO